UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

Amendment No. 1

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or 12(g) of the

Securities Exchange Act of 1934

LIMITLESS X HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	81-1034163
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9454 Wilshire Blvd., #300 Beverly Hills, CA	90212
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
NOT APPLICABLE	NOT APPLICABLE

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☐

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☒

If this Form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-239640

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.0001
(Title of class)

EXPLANATORY NOTE

This Amendment No. 1 to Registration Statement on Form 8-A amends the Registration Statement on Form 8-A (File No. 000-56453) of Limitless X Holdings, Inc. (f/k/a Bio Lab Naturals Inc.) filed on June 17, 2022. This Amendment No. 1 is being filed to include the exhibits that were inadvertently omitted from the original Registration Statement.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of the Registrant’s Securities to be Registered.

The description of securities contained in Registrant’s Registration Statement on Form S-1, as amended, filed with the Commission (File No. 333-239640) is incorporated by reference into this registration statement.

Item 2. Exhibits.

Exhibit Number	Description	Form	Exhibit	Filing Date
3.1	Certificate of Merger to Delaware filed August 20, 2010	POS AM	3(i).1	05/11/2022
3.2	Certificate of Incorporation of Vyta Corp. filed June 3, 2010	POS AM	3(i).2	05/11/2022
3.3	Certificate of Amendment of Certificate of Incorporation of Vyta Corp. filed August 26, 2010	POS AM	3(i).3	05/11/2022
3.4	Certificate of Incorporation of Bio Lab Naturals, Inc. filed August 26, 2010	POS AM	3(i).4	05/11/2022
3.5	Certificate of Incorporation of 10 Vyta, Inc. filed August 26, 2010	POS AM	3(i).5	05/11/2022
3.6	Certificate of Amendment of Certificate of Incorporation - Bio Lab Naturals, Inc. filed October 10, 2010	POS AM	3(i).6	05/11/2022
3.7	Certificate of Amendment of Certificate of Incorporation - Name Change to Vyta Corp. filed April 18, 2013	POS AM	3(i).7	05/11/2022
3.8	Certificate of Correction - Voiding Name Change filed March 27, 2015	POS AM	3(i).8	05/11/2022
3.9	Certificate of Amendment of Certificate of Incorporation - Name change to Set Net Global, Inc. filed April 1, 2015	POS AM	3(i).9	05/11/2022
3.10	Certificate of Amendment of Certificate of Incorporation - Name change back to Bio Lab Naturals, Inc. filed July 16, 2019	POS AM	3(i).10	05/11/2022
3.11	Articles of Amendment of HPI Equipment Corp. Name Change to PTL Acquisition Sub, Inc. filed January 28, 2020	POS AM	3(i).11	05/11/2022
3.12	Certification of Amendment of Certificate of Incorporation (Article 4) filed February 3, 2020	POS AM	3(i).12	05/11/2022
3.13	Articles of Incorporation of PrimeTime Live filed September 17, 2019	POS AM	3(i).13	05/11/2022
3.14	Statement of Correction of Prime Time Live filed September 17, 2019	POS AM	3(i).14	05/11/2022
3.15	Articles of Amendment to Articles of Incorporation - Name Change Prime Time Live, Inc. filed December 3, 2019	POS AM	3(i).15	05/11/2022
3.16	Certificate of Amendment of Certificate of Incorporation – Name Change to Limitless X Holdings Inc. filed June 8, 2022	8-K	99.1	06/17/2022
3.17	Bylaws of Bio Lab Naturals, Inc.	POS AM	3(i).16	05/11/2022
3.18	Bylaws of PTL Acquisition Sub, Inc.	POS AM	3(i).17	05/11/2022
4.1	2020 Stock Option and Award Plan	POS AM	4.1	05/11/2022
10.1	Agreement and Plan of Reorganization with Prime Time Live, Inc.	POS AM	10.1	05/11/2022
10.2	Exclusive Distribution Agreement with Insane Impact, LLC	POS AM	10.2	05/11/2022
10.3	Share Exchange Agreement among Bio Lab Naturals, Inc., Limitless X, Inc., and Certain Shareholders, dated May 11, 2022	8-K	2.1	05/26/2022
10.4	Amendment to Share Exchange Agreement, dated August 2, 2022	8-K	10.1	08/05/2022
21.1	List of Subsidiaries	POS AM	21.1	05/11/2022

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Limitless X Holdings Inc.

Date: November 1, 2022	By:	/s/ Jaspreet Mathur
Jaspreet Mathur
Chief Executive Officer and Chairman of the Board of Directors

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